China Digital Communication Group
A-3. Xinglian Industrial Zone.
He Hua Ling Pingxin Road. Xin Nan. Ping Hua
Town. Longgang. Shenzhen China 51811

As you know, our firm audited the financial statements of China Digital Communication Group (the “Company”) for the year ended December 31, 2004 (the “2004 Annual Financial Statements”) and reviewed the Company’s financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (the “2005 Quarter Reports”).

Based upon new information and communication with the SEC, we have concluded that the Company was required to do purchase price allocation and assign value to intangible asset for the acquisition of Billion Electronics Co., Ltd. on November 15, 2004.

Accordingly, this is to advise you that appropriate disclosure should be made to all appropriate parties, including in a Current Report on Form 8-K, to prevent reliance on our previously issued audit report with respect to the 2004 Annual Financial Statements.

/s/ Lichter, Yu & Associates
Lichter, Yu & Associates

July 17, 2007